                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                   Form 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      FEBRUARY 12, 1999


                                   DeVRY INC.
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)


       DELAWARE                     012751                   36-3150143
----------------------------     -------------            ------------------
(State or other jurisdiction     (Commission              (IRS Employer
  of incorporation                File Number)            Identification No.)


 ONE TOWER LANE, OAKBROOK TERRACE, IL                          60181
---------------------------------------                      ----------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code    (630)571-7700


Total number of pages: 3


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Item 5 - Other Events
---------------------

See the following press release dated February 12, 1999, announcing that its DeVry Institutes' Toronto-area campuses have been fully reinstated as an eligible institution under the Ontario Student Assistance Program:


                        DEVRY INSTITUTE OF TECHNOLOGY
               FULLY REINSTATED AS OSAP-ELIGIBLE INSTITUTION


OAKBROOK TERRACE, Ill. - DeVry Inc. today announced that it has been fully reinstated as an eligible institution under the Ontario Student Assistance Program (OSAP). DeVry Institute of Technology's two campuses in the Greater Toronto Area (GTA) now can, without special conditions, process and submit applications for student aid. Except for a temporary suspension of filing new student financial aid applications between October 1995 and February 1996, all applications have been processed in a normal manner since that time.

The announcement ends a three-year process in which the Ministry of Education and Training, DeVry and an independent accounting firm worked together to quantify the costs of student Canada and Ontario loans improperly released by DeVry between 1993 and 1996. DeVry has now fully reimbursed the Ministry $6.9 million Canadian (approximately $4.2 million U.S.) for those loans and associated administrative expenses.

"We have worked closely and effectively with Ministry staff in addressing the administrative errors that took place during the period under review," said Ronald L. Taylor, president of DeVry Inc. "As a result of these mistakes, for which we have taken full responsibility, we have changed our management structure in the GTA, introduced new procedures governing the administration of loan applications and undertaken to settle this matter with the Province of Ontario. Today's action is the favorable result of this process."

"Our administrative errors occurred at a time when DeVry's GTA institutes were not subject to the same internal review processes as were DeVry's U.S. schools," said Dennis J. Keller, chairman and chief executive officer. "We have now strengthened these checks and balances. The agreement has no effect upon U.S. operations, and because substantially all of the funds for this anticipated settlement had been previously set aside, there will be no material effect on the company's future financial statements."

"Now DeVry can focus all of its energy on what it has done best in Ontario since 1956, providing students with the technology-based and career-oriented education that employers want in our increasingly information-driven economy," said Peter Brown, president of DeVry Institute of Technology in the GTA.

DeVry Inc., one of the largest publicly held international higher-education companies in North America, owns and operates DeVry Institutes, Keller Graduate School of Management and Becker CPA Review.


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Signatures
----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     DeVRY INC.
                                                     ----------
                                                    (REGISTRANT)



Date: FEBRUARY 12, 1999                    /s/Norman M. Levine
                                           -------------------
                                           Norman M. Levine
                                           Vice President Finance, Controller,
                                           Chief Financial and Accounting
                                           Officer